UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 26, 2005

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION
WISCONSIN ELECTRIC POWER COMPANY

Certain statements contained herein are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-Looking Statements include, among other things, statements regarding management's expectations and projections regarding regulatory matters, fuel costs and other matters. Also, Forward-Looking Statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "may," "objectives," "plans," "possible," "potential," "projects" or similar terms or variations of these terms. Actual results may differ materially from those set forth in Forward-Looking Statements as a result of certain risks and uncertainties described under the headings "Factors Affecting Results, Liquidity and Capital Resources" and "Cautionary Factors" in Management's Discussion and Analysis of Financial Condition and Results of Operations contained in each of Wisconsin Energy Corporation's and Wisconsin Electric Power Company's Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 filed with the Securities and Exchange Commission.

ITEM 8.01 OTHER EVENTS.

On May 26, 2005, Wisconsin Electric Power Company (Wisconsin Electric), a wholly-owned subsidiary of Wisconsin Energy Corporation, filed a request with the Public Service Commission of Wisconsin (PSCW) requesting deferral accounting treatment for replacement power costs which will be incurred due to a longer than expected outage of Unit 2 at the Point Beach Nuclear Power Plant ("Point Beach."). The PSCW approved this request on May 27, 2005.

As previously reported, on April 2, 2005, Point Beach Unit 2 was taken down for the purpose of refueling and for the replacement of the reactor vessel head. The planned outage was estimated to be 58 days. On April 12, 2005, the Nuclear Regulatory Commission (NRC) advised the Nuclear Management Company, LLC (NMC), which is under contract with Wisconsin Electric to operate Point Beach, that NMC needed to provide reasonable assurance that the public health and safety could continue to be protected as it related to the probability and consequences of dropping the reactor vessel head while removing the old head or installing the new one.

On April 15, 2005, NMC provided information to the NRC in response to the April 12 request. As a result of subsequent discussions with the NRC, NMC safely removed the existing reactor vessel head and continued with the refueling work. On April 29, following further discussions with the NRC, the NMC filed a license amendment, approval of which may be necessary to install the new reactor vessel head. NMC has not estimated the time required to resolve this issue with the NRC. However, the outage is now expected to extend substantially beyond the estimated 58 days or May 30, 2005.

The existing base rates and current fuel adjustment are based on fuel costs which include replacement power for a Point Beach outage of 58 days. Replacement power costs for each day following May 30 and through the peak summer season are expected to range between $400,000 to $500,000. On high demand days, replacement power costs could reach $1 million per day. It should be noted that actual costs could vary greatly from these estimates depending on actual system conditions. These additional replacement power costs are being caused by events beyond Wisconsin Electric's control and not reasonably foreseeable before Unit 2 was taken out of service. Wisconsin Electric requested and received PSCW approval to defer these post May 30, 2005 costs subject to recovery in future rates. Any deferred amounts will be subject to PSCW audit and approval before being allowed in rates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ ALLEN L. LEVERETT
Date: May 27, 2005	Allen L. Leverett -- Executive Vice President and
Chief Financial Officer

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

/s/ ALLEN L. LEVERETT
Date: May 27, 2005	Allen L. Leverett -- Executive Vice President and
Chief Financial Officer